    As filed with the Securities and Exchange Commission on December 1, 1998

                                                Registration No. 333 -

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             Scholastic Corporation
             (Exact name of registrant as specified in its charter)

           Delaware                                       13-3385513
(State or other jurisdiction of               (IRS Employer Identification No.)
incorporation or organization)

                     555 Broadway, New York, New York 10012
               (Address of Principal Executive Offices) (Zip Code)

              SCHOLASTIC CORPORATION MANAGEMENT STOCK PURCHASE PLAN
                            (Full title of the plan)

                             Charles B. Deull, Esq.
                Senior Vice President, Legal and Business Affairs
                             Scholastic Corporation
                                  555 Broadway
                            New York, New York 10012
                     (Name and address of agent for service)

                                 (212) 343-6633
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


Title of                               Proposed maximum    Proposed maximum
securities to be      Amount to be     offering price per  aggregate            Amount of
registered:           registered:      share (1):          offering price (1):  registration fee:
--------------------  --------------   ------------------  -------------------  -----------------

Common Stock ($.01    150,000 shares   $47.85              $7,177,500           $1,995.35
par value)


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (h) as follows: on the basis of the average of the high and low prices of the Common Stock reported on the National Association of Securities Dealers, Inc. Automated Quotations- National Market System on November 27, 1998, namely $47.85.

                                   ----------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

A prospectus setting forth the information required by Items 1 and 2 of Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1)(i).


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

      The following documents which have heretofore been filed by Scholastic Corporation (the "Company") (Commission File No. 0-19860) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

            (a) The Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1998.

            (b) The Company's Quarterly Report on Form 10-Q for the three months ended August 31, 1998, as amended.

            (c) The Company's Current Report on Form 8-K, dated November 18,
      1998.

            (d) The description of the Company's Common Stock, $.01 par value (the "Common Stock"), contained in the Company's Registration Statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the Common Stock offered hereby has been sold or which deregisters all Common Stock then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

      Not applicable, as the Common Stock is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel

      The validity of the issuance of the shares of Common Stock of the Company to which this Registration Statement relates has been passed upon by Coudert Brothers, New York, New York. Andrew S. Hedden is a partner of Coudert Brothers and a Director of the Company. As of November 30, 1998, Mr. Hedden beneficially owned 1,000 shares of Common Stock of the Company.

Item 6.  Indemnification of Directors and Officers

      Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of a corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any by-law, agreement, vote or otherwise.

      Article FIFTH of the Amended and Restated Certificate of Incorporation of the registrant and Article VII of the By-laws of the Registrant contain provisions for the indemnification of directors, officers and employees within the limitations permitted by Section 145 of the Delaware General Corporation Law. In addition, as authorized by Section 145 of the Delaware General Corporation Law, Article FIFTH of the registrant's Amended and Restated Certificate of Incorporation eliminates the personal liability of its directors to the registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for (i) any breach of the duty of loyalty to the registrant or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability under Section 174 of the Delaware General Corporation Law or (iv) any transaction from which the director derived an improper personal benefit.

      The Company currently maintains an insurance policy under which the Company and the directors and officers of the Company are insured, within the limits of the policy, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which directors and officers of the Company are parties by reason of being or having been such directors or officers.

Item 7.  Exemption from Registration Claimed

      Not Applicable.

Item 8.  Exhibits

      4.1 Amended and Restated Certificate of Incorporation of the registrant (incorporated by reference to the Company's Registration Statement on Form S-8 (Registration No. 33-46338) as filed with the Commission on March 12,
1992).

      4.2 By-laws of the registrant (incorporated by reference to the Company's Registration Statement on Form S-1 (Registration No. 33-45022) as filed with the Commission on January 10, 1992).

      5        Opinion of Coudert Brothers.

      23.1     Consent of Ernst & Young LLP, independent auditors.

      23.2     Consent of Coudert Brothers (incorporated by reference to
Exhibit 5).

Item 9.  Undertakings

      (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) to include any prospectus required by Section 10 (a) (3)
            of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1) (i) and (1) (ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 1st day of December, 1998.

                                       SCHOLASTIC CORPORATION


                                   By: /s/ RICHARD ROBINSON
                                       -----------------------------------------
                                       Richard  Robinson, Chairman of the Board,
                                        Chief Executive Officer and President


                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Robinson his or her true and lawful attorney-in-fact and agent, with power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary and requisite to be done, as fully and to all the intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                          Title                          Date
---------                                          -----                          ----
/s/ RICHARD ROBINSON               Chairman of the Board, President,          December 1, 1998
------------------------------       Chief Executive Officer and
Richard Robinson                     Director (Principal Executive
                                     Officer)


/s/ RICHARD M. SPAULDING           Executive Vice President and Director      December 1, 1998
------------------------------
Richard M. Spaulding


/s/ KEVIN J. McENERY               Executive Vice President, Chief            December 1, 1998
------------------------------      Financial Officer (Principal
Kevin J. McEnery                     Financial Officer)



Signature                                          Title                          Date
---------                                          -----                          ----
/s/ KAREN A. MALONEY               Vice President and Corporate Controller     December 1, 1998
------------------------------       (Principal Accounting Officer)
 Karen A. Maloney

/s/ REBECA M. BARRERA              Director                                   December 1, 1998
------------------------------
Rebeca M. Barrera


/s/ HELEN V. BENHAM                Director                                   December 1, 1998
------------------------------
Helen V. Benham


/s/ FREDERIC J. BISCHOFF           Director                                   December 1, 1998
------------------------------
Frederic J. Bischoff


------------------------------     Director                                   December _, 1998
John Brademas


/s/ JOHN C. BURTON                 Director                                   December 1, 1998
------------------------------
John C. Burton


/s/ RAMON C. CORTINES              Director                                   December 1, 1998
------------------------------
Ramon C. Cortines


------------------------------     Director                                   December _, 1998
Alonzo A. Crim


/s/ CHARLES T. HARRIS, III         Director                                   December 1, 1998
------------------------------
Charles T. Harris, III


/s/ ANDREW S. HEDDEN               Director                                   December 1, 1998
------------------------------
Andrew S. Hedden


/s/ MAE C. JEMISON                 Director                                   December 1, 1998
------------------------------
Mae C. Jemison


/s/ RICHARD A. KRINSLEY            Director                                   December 1, 1998
------------------------------
Richard A. Krinsley


/s/ JOHN G. McDONALD               Director                                   December 1, 1998
------------------------------
John G. McDonald


/s/ AUGUSTUS K. OLIVER, II         Director                                   December 1, 1998
------------------------------
Augustus K. Oliver, II


                                  EXHIBIT INDEX

                                                             Page Number in
                                                              Sequentially
Regulation S-K Exhibit Number  Description of Document        Numbered Copy
-----------------------------  -----------------------       --------------
Exhibit 5                      Opinion of Coudert Brothers.       E-1

Exhibit 23.1                   Consent of Ernst & Young LLP,      E-2
                               independent auditors.

Exhibit 23.2                   Consent of Coudert Brothers
                               (included in Exhibit 5).


                                        E